Exhibit 21.1

Subsidiaries of Owens Corning (12/31/2024)	State or Other Jurisdiction Under the Laws of Which Organized
0979301 B.C. ULC	Canada
0993477 B.C. Unlimited Liability Company	Canada
AS Paroc	Estonia
BetterDoor, LLC	United States
Bridgeview Investments LLC	United States
Crown Door Corp	Canada
Deutsche FOAMGLAS GmbH	Germany
Door Installation Specialists Corporation	United States
Door-Stop International Limited	United Kingdom
Dutch OC Cooperatief Invest U.A.	Netherlands
Eger Properties	United States
Endura Products Tennessee, LLC	United States
Endura Products, LLC	United States
EPI Holdings, Inc.	United States
European Owens Corning Fiberglas SPRL	Belgium
Evergreen Finance LP	United States
Fiberteq, LLC	United States
Finefiber (Shanghai) Building Material Co. Ltd.	China
Finefiber Insulation Co. Pte Ltd.	Singapore
Fleetwood Aluminum Products, LLC	United States
FOAMGLAS (Italia) Srl	Italy
FOAMGLAS (Nordic) AB	Sweden
Grecian Olive S.A.	Costa Rica
Gust of Wind S.A.	Costa Rica
IBCO SRL	Barbados
Indian Rose S.A.	Costa Rica
International Packaging Products Pvt. Ltd.	India
InterWrap (Hong Kong) Ltd.	Hong Kong
InterWrap Corp.	United States
InterWrap Corp. Pvt. Ltd.	India
Inversiones Premdor S.A.	Costa Rica
IPM Inc.	United States
Liora Enterprises Limited	Cyprus
Liquid Pearls S.A.	Costa Rica
Masonite (Shanghai) Trading Company Limited	China
Masonite Chile Holdings S.A.	Chile
Masonite Chile S.A.	Chile
Masonite Components Unlimited Company	Ireland
Masonite Corporation	United States
Masonite Costa Rica S.A.	Costa Rica
Masonite Distribution LLC	United States
Masonite Europe Limited	United Kingdom

Masonite Europe Unlimited Company	Ireland
Masonite Finance Corp	Cayman
Masonite International ULC	Canada
Masonite Investments GP, LLC	United States
Masonite Ireland Unlimited Company	Ireland
Masonite Luxembourg S.arl	Luxembourg
Masonite Mexico, S.A. de C.V.	Mexico
Masonite PL Sp z.o.o.	Poland
Natural Polymers, LLC	United States
OC Canada Holdings General Partnership	Canada
OC Latin American Holdings GmbH	Austria
OC NL Invest Cooperatief U.A.	Netherlands
OCV Chambery France	France
OCV Chambery International	France
OCV Italia Srl	Italy
OCV Mexico S. de R.L. de C.V.	Mexico
Owens Corning (China) Investment Company Limited	China
Owens Corning (China) Investment Company Limited - Guangzhou Branch	China
Owens Corning (Guangde) Rock Wool Manufacturing Co. Ltd.	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Hangzhou) Fiberglass Co., Ltd.	China
Owens Corning (Hangzhou) Fiberglass Co., Ltd. Nanjing Branch	China
Owens Corning (Nanjing) Building Materials Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning (Xi'an) Building Materials Co., Ltd.	China
Owens Corning Automotive LLC	United States
Owens Corning BM (Korea), Ltd	Korea
Owens Corning Canada GP Inc	Canada
Owens Corning Canada Holdings ULC	Canada
Owens Corning Canada LP	Canada
Owens Corning Cayman (China) Holdings	Cayman
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Canada
Owens Corning Composite Management Services, LLC	United States
Owens Corning Composite Materials Canada GP Inc.	Canada
Owens Corning Composite Materials Canada LP	Canada
Owens Corning Composite Materials, LLC	United States
Owens Corning Composites (Beijing) Co., Ltd.	China
Owens Corning Composites (China) Co., Ltd.	China
Owens Corning Composites (China) Co., Ltd. Shanghai Branch	China
Owens Corning Construction Services, LLC	United States
Owens Corning Corporate Services, LLC	United States
Owens Corning Elaminator Insulation Systems, LLC	United States

Owens Corning Engineered Components, LLC	United States
Owens Corning Fabrics (Changzhou) Co., Ltd.	China
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens Corning Fiberglas Espana, SL	Spain
Owens Corning Fiberglas France	France
Owens Corning Financial Services ULC	Canada
Owens Corning Finland Oy	Finland
Owens Corning Foam Insulation, LLC	United States
Owens Corning GlassMetal Services (Suzhou) Co., Ltd	China
Owens Corning Global Holding II LP	Canada
Owens Corning Global Holdings LP	Canada
Owens Corning Holdings Holland B.V.	Netherlands
Owens Corning Hong Kong Limited	Hong Kong
Owens Corning Infrastructure Solutions, LLC	United States
Owens Corning Insulating Materials, LLC	United States
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Canada
Owens Corning Insulating Systems, LLC	United States
Owens Corning Insulation (India) Private Limited	India
Owens Corning Insulation (UK) Ltd.	United Kingdom
Owens Corning Insulation Management Services, LLC	United States
Owens Corning Intellectual Capital, LLC	United States
Owens Corning InterWrap Canada GP Inc.	Canada
Owens Corning InterWrap Canada LP	Canada
Owens Corning Japan, LLC	Japan
Owens Corning Korea	Korea
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens Corning Mineral Wool, LLC	United States
Owens Corning Non-Woven Blythewood, LLC	United States
Owens Corning Non-Woven Technology, LLC	United States
Owens Corning Receivables LLC	United States
Owens Corning Remodeling Systems, LLC	United States
Owens Corning Roofing and Asphalt, LLC	United States
Owens Corning Roofing Management Services, LLC	United States
Owens Corning Roofing, S. de R.L. de C.V.	Mexico
Owens Corning Sales, LLC	United States
Owens Corning Science and Technology, LLC	United States
Owens Corning Supplementary Pension Plan Limited	United Kingdom
Owens Corning Technical Fabrics, LLC	United States
Owens Corning Treasury Services, LLC	United States
Owens Corning Venture Investments, LLC	United States
Owens-Corning (India) Private Limited	India
Owens-Corning Britinvest Limited	United Kingdom
Owens-Corning Cayman Limited	Cayman

Owens-Corning Fiberglas (UK) Pension Plan Ltd	United Kingdom
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Veil Netherlands B.V.	Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Paroc AB	Sweden
Paroc AB Norge	Norway
Paroc Danmark filial af Paroc AB	Denmark
Paroc GmbH	Germany
Paroc Group Oy	Finland
Paroc Oy Ab	Finland
Paroc Polska Sp. Z o.o.	Poland
Peach Acquisition, Inc.	United States
Perfect!Wood Profiles, LLC	United States
Pintu Acquisition Company, Inc.	United States
Pittsburgh Corning (Suisse) SA	Switzerland
Pittsburgh Corning (Yantai) Insulation Materials Co. Ltd.	China
Pittsburgh Corning (Yantai) Insulation Materials Co. Ltd. Shanghai Branch	China
Pittsburgh Corning Asia Ltd.	Hong Kong
Pittsburgh Corning CR, s.r.o.	Czech Republic
Pittsburgh Corning Europe N.V.	Belgium
Pittsburgh Corning Europe N.V. Dubai Branch	Belgium
Pittsburgh Corning France	France
Pittsburgh Corning Nederland B.V.	Netherlands
Pittsburgh Corning, Gesellschaft mbH	Austria
Pittsburgh Corning, LLC	United States
Premdor Crosby Limited	United Kingdom
Premdor Karmiel Holdings B.V.	Netherlands
Premdor Ltd	Israel
Premdor U.K. Holdings Limited	United Kingdom
Qingdao Novia Polymer Co., Ltd.	China
River Rock S.A.	Costa Rica
S.C. Premdor Ukraine	Ukraine
Sacopan Inc.	Canada
SIA Paroc	Latvia
Sierra Lumber, Inc.	United States
Soltech, Inc.	United States
Steelwood LLC	United States
Tecnoforest Del Norte S.A.	Costa Rica
Thermafiber, Inc	United States
Transandina de Comercio S.A.	Chile
UAB Paroc	Lithuania
Vliepa GmbH	Germany